UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 23, 2012

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see  General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of Radian Group Inc.’s (the “Company”) board of directors on April 23, 2012, after discussions regarding the board’s succession planning efforts, James W. Jennings, Robert W. Richards and Anthony W. Schweiger each announced his decision to retire from the board at the end of his current term at the Company’s 2012 annual meeting of stockholders that will be held on May 30, 2012 (the “2012 Annual Meeting”).  In addition, at the April 23rd board meeting, the board nominated three new directors, Brian D. Montgomery, Gaetano Muzio and Gregory V. Serio, together with the remaining nine current directors of the Company’s board, for election to the board at the 2012 Annual Meeting.  The nominations of Messrs. Montgomery, Muzio and Serio represent a continuation of the board’s succession planning efforts to further supplement and complement the breadth and depth of the board’s expertise.

On April 26, 2012, the Company issued a news release announcing the nominations for election at the 2012 Annual Meeting and the retirement of the three directors discussed above. A copy of the Company’s press release relating to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date:	April 27, 2012	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Radian Group Inc. News Release dated April 26, 2012.

*   Furnished herewith.